UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

Cowlitz Bancorporation (Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave. Longview, Washington 98632 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9088 Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On November 29, 2006, Executive Vice President and Chief Credit Officer Ernie Ballou, Cowlitz Bancorporation, and Cowlitz Bank entered into a Supplemental Executive Retirement Plan. The Plan provides Mr. Ballou a retirement benefit to be paid commencing the later of the month following his sixty-fifth birthday or six months following termination of his employment and continuing until the later of his death or his spouse’s death. The annual amount of the benefit is determined actuarially to be an amount that if paid from the commencement date until the later of his or his spouse’s death would in total equal a base amount. The base amount is calculated based on an average of his highest three years of base and bonus compensation, multiplied by the product of (a) 1.5%, (b) the number of whole plus fractional years of his employment with Cowlitz since January 1, 2006, and (c) the number of whole plus fractional years of his predicted life expectancy after age 65. If Mr. Ballou’s employment terminates early, the amount of the benefit is subject to vesting.

He is immediately vested in 20% of the benefit and the benefit vests 20% annually over the next four years, so that as of January 1, 2010 he will be 100% vested in the benefit. If Mr. Ballou’s employment terminates due to permanent disability, he will be 100% vested in the benefit. A copy of the agreement is attached as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	On November 29, 2006, Cowlitz Bancorporation’s Board of Directors approved amendments to and the restatement of the Company’s Bylaws. The Amended and Restated Bylaws include: (i) previously adopted amendments to the Bylaws related to nomination and election of directors and conduct of shareholder meetings; (ii) deletion or revision of provisions that are inconsistent with the Company’s Articles of Incorporation including provisions related to the required quorum for a shareholder meeting, who may call a special shareholder meeting and indemnification provisions related to the advance of expenses to officers; and (iii) amendments to the descriptions of the officers of the Company and to the shareholder proposal and director nomination procedures (to require advance notice of a shareholder’s proposed nomination or other business to come before the annual meeting of shareholders and provide that such notice must be received by the Company at least 90 calendar days prior to the calendar date of the Company’s definitive proxy statement mailed to shareholders in connection with the previous year’s annual meeting). A copy of the Amended and Restated Bylaws is attached as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
3 (ii) Amended and Restated Bylaws of Cowlitz Bancorporation
99.1 Supplemental Executive Retirement Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION (Registrant)

Date:	December 4, 2006	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer